Exhibit 23

[GRANT THORNTON LETTERHEAD]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated September 28, 2012, with respect to the consolidated financial statements included in the Annual Report of Perceptron, Inc. on Form 10-K for the year ended June 30, 2012. We hereby consent to the incorporation by reference of said report in the Registration Statements of Perceptron, Inc. on Forms S-3 (File No. 333-24239, effective March 31, 1997 and June 3, 1997 and File No. 333-29263, effective June 13, 1997 and December 5, 1997) and on Forms S-8 (File No. 33-63664, effective June 1, 1993, File No. 33-85656, effective October 26, 1994, File No. 33-93910, effective June 26, 1995, File No. 333-00444, effective January 22, 1996, File No. 333-00446, effective January 22, 1996, File No. 333-65001, effective September 30, 1998, File No. 333-65007, effective September 30, 1998, File No. 333-92643, effective December 13, 1999, File No. 333-92645, effective December 13, 1999, File No. 333-92647, effective December 13, 1999, File No. 333-55164, effective February 7, 2001, File No. 333-76194, effective January 2, 2002, File No. 333-104040, effective March 26, 2003, File No. 333-131421, effective January 31, 2006, File No. 333-163324, effective November 24, 2009, and File No. 333-163325, effective November 24, 2009).

/s/ GRANT THORNTON LLP

Southfield, Michigan

September 28, 2012